                                 EXHIBIT 23.3



                        CONSENT OF ARTHUR ANDERSEN, LLP


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 19, 2001, included in Fulton Financial Corporation's Form 10-K for the year ended December 31, 2000 and to all references to our Firm included in this registration statement.



Lancaster, Pennsylvania
    April 6, 2001
                                                /s/ Arthur Andersen, L.L.P.